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Canada Business          Loi canadienne sur les                     FORM 1                                 FORMULE 1
Corporations Act         societes par actions              ARTICLES OF INCORPORATION                  STATUTS CONSTITUTIFS
                                                                  (Section 6)                             (Article 6)
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
1 -      Name of Corporation                                          Denomination de la societe

AMERICAN GOLDRUSH CORPORATION
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2 -   The place or territory in Canada where the  registered  office  La province ou le  territoire au Canada ou est situe le siege
is situated                                                           social

British Columbia
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3 -   The classes and any maximum number of shares that the           Categories et le nombre maximal d'actions que la societe
corporation is authorized to issue                                    est autorisee a emettre


The Corporation is authorized to issue an unlimited  number of Common shares and an unlimited number of Preferred shares.
The said classes of shares shall be attached  thereto the rights and  restrictions as in Schedule "A" annexed hereto and forming part hereof.

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4 -   Restrictions, if any, on share transfers                        Restrictions sur le transfert des actions, s'il y a lieu

See Attached Schedule "B" annexed hereto and forming part hereof.
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5 -   Number (or minimum and maximum number) of directors             Nombre (ou nombre minimal et maximal) d'administrateurs

A minimum of one (1) director and a maximum of ten (10) directors.
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6 -   Restrictions, if any, on business the corporation may carry on   Limites  imposees a  l'actvite  commerciales  de la societe,
                                                                       s'il y a lieu
None
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7 -   Other provisions, if any                                        Autres dispositions s'il y a lieu

See Schedule "C" annexed hereto and forming part hereof.

8 -      Incorporators -- Fonateurs
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                                   Address (including postal code)
Name(s) - Nom(s)                   Adresse (inclure le code postal)                               Signature
------------------------------- -------------------------------------------------------------- -------------------------------------
S.                                 Campbell  Fitch  1000 - 840 Howe  Street  "S.
                                   CAMPBELL FITCH" Vancouver, BC
                                   V6Z 2M1
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FOR DEPARTMENTAL USE ONLY -- A L'USAGE DU MINISTERE SEULEMENT                                       Filed -- Deposee
Corporation No. -- No de la societe

418218-9
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



                     This is Schedule "A" referred to in the
                     foregoing Articles of Incorporation for
                          AMERICAN GOLDRUSH CORPORATION

The shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a) The holders of the Common shares shall be entitled to receive notice of, to attend to and to vote at meetings of the shareholders of the Corporation;

(b) The Corporation may issue Preferred shares in one or more series;

(c) The Directors may by resolution fix the number of shares in, and determine the designation of the shares of each series of Preferred shares; and

(d)                 The Directors  may by  resolution  alter the Articles of the
                    Corporation   to  create,   define  and  attach  rights  and
                    restrictions to the shares of each series.

                     This is Schedule "B" referred to in the
                     foregoing Articles of Incorporation for
                          AMERICAN GOLDRUSH CORPORATION

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share in the capital of the Corporation without the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of directors.

                     This is Schedule "C" referred to in the
                     foregoing Articles of Incorporation for
                          AMERICAN GOLDRUSH CORPORATION

1. The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient:

(a)                 borrow money upon the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation;

(c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of the Corporation, including, without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, right, powers, franchises and undertakings, to secure any obligation of the Corporation.

The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any of the powers hereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation or bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.